UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 21, 2013
(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

(a)	Our annual meeting of shareholders was held on August 21, 2013.

(b)	There were 52,848,258 shares eligible to vote, and 47,897,969 shares, or 90.63% of the outstanding shares, were voted in person or by proxy at the meeting. The final results of the voting on the proposals submitted to a vote of the shareholders are set out below:

Proposal 1. Election of Directors.

The following individuals were elected to serve as directors for terms expiring in 2014:

	Shares
	Voted	Shares	Broker
	For	Withheld	Non-Votes
Kurt L. Darrow	43,631,185	224,776	4,042,008
John H. Foss	43,549,069	306,892	4,042,008
Richard M. Gabrys	43,599,584	256,377	4,042,008
Janet L. Gurwitch	43,727,652	128,309	4,042,008
David K. Hehl	43,448,447	407,514	4,042,008
Edwin J. Holman	43,808,828	47,133	4,042,008
Janet E. Kerr	43,725,691	130,270	4,042,008
Michael T. Lawton	43,682,672	173,289	4,042,008
H. George Levy, M.D.	43,413,027	442,934	4,042,008
W. Alan McCollough	43,814,003	41,958	4,042,008
Dr. Nido R. Qubein	43,712,715	143,246	4,042,008

Proposal 2. Shareholders approved the Amended and Restated La-Z-Boy Incorporated 2010 Omnibus Incentive Plan:

Shares voted For	40,681,843
Shares voted Against	3,132,335
Shares abstained	41,783
Broker non-votes	4,042,008

Proposal 3. Shareholders approved the advisory vote on executive compensation:

Shares voted For	41,738,440
Shares voted Against	1,330,502
Shares abstained	787,019
Broker non-votes	4,042,008

Proposal 4. Shareholders ratified the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for our fiscal year 2014:

Shares voted For	47,485,838
Shares voted Against	354,957
Shares abstained	57,174

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: August 22, 2013

	BY:	/s/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller